UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 17, 2010 (June 16, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  –  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 16, 2010, Coventry Health Care, Inc. (the “Company”) and its Chief Executive Officer, Allen F. Wise, extended the term of Mr. Wise’s employment by entering into Amendment No. 1 (the “Amendment”) to the Employment Agreement by and between the Company and Mr. Wise made the 30th day of April 2009 and effective as of January 26, 2009.

The Amendment extends the date of Mr. Wise’s initial term of employment from December 31, 2010 to December 31, 2011.  The Amendment also provides that with respect to the 2011 fiscal year, Mr. Wise will be granted the number of performance share units that results from dividing $9,600,000 by the closing price of a share of the Company’s stock on the New York Stock Exchange on January 3, 2011, which will vest subject to the attainment of certain performance targets to be established by the Company’s compensation committee.

The Amendment, which is incorporated by reference into this Item 5.02 in its entirety, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to the Employment Agreement, dated as of June 16, 2010, by and between Coventry Health Care, Inc. and Allen F. Wise.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Stelben
Name:	John J. Stelben
Title:	Interim Chief Financial Officer

Dated:	June 17, 2010